Corcept Therapeutics Announces 2014 Financial Results and Provides Clinical Update

MENLO PARK, CA -- (Marketwired - March 04, 2015) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  Q4 net loss narrowed to $0.04 per share, down from $0.11 per share in the same period in 2013
  Excluding non-cash expenses, Q4 non-GAAP net loss declined to $0.02 per share, compared to $0.09 per share in the same period in 2013
  Full year 2014 net revenue grew 156 percent, to $26.6 million; fourth quarter net revenue grew 24 percent from the prior quarter, to $9.0 million
  First patient dosed in efficacy portion of the company's Phase 1/2 trial of Korlym® in combination with eribulin (Halaven®) to treat triple-negative breast cancer
  Selective GR antagonist CORT125134 continues to progress in its Phase 1 study

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders, today reported its financial results for the fourth quarter and full year ended December 31, 2014 and provided a corporate update.

Corcept recorded net revenue of $9.0 million in the fourth quarter of 2014, compared to $4.1 million for the same period in 2013. The company's full year 2014 net revenue was $26.6 million, compared to $10.4 million in 2013.

The company estimates 2015 net revenue will be between $47 million and $53 million.

Corcept reported a net loss of $3.9 million for the fourth quarter of 2014, compared to a net loss of $11.1 million for the same period in 2013. For the fiscal year ended December 31, 2014, Corcept reported a net loss of $31.4 million compared to a net loss of $46.0 million for the full year of 2013.

"We made significant progress toward profitability in the fourth quarter," said Dr. Joseph K. Belanoff, Corcept's Chief Executive Officer. "We continue to believe that growth in Korlym revenue will allow us to reach cash flow breakeven without needing to raise additional funds."

First Patient Dosed in Phase 1/2 Trial of Targeted Therapy for Triple-Negative Breast Cancer (TNBC)

Corcept has dosed the first of twenty patients it will enroll in the efficacy portion of its Phase 1/2 trial of Korlym in combination with eribulin for the treatment of glucocorticoid receptor-positive (GR-positive) TNBC. These patients will receive 300 mg of Korlym daily, with eribulin at a dose of 1.1 mg/m2 administered intravenously.

The trial builds on pre-clinical and clinical research performed by investigators at the University of Chicago and at Corcept showing that the addition of Korlym enhances the effectiveness of previously ineffective chemotherapy by competitively blocking GR in patients with TNBC.

Results of Corcept's trial are expected in 2015.

Promising Early Data from Phase 1 Trial of CORT125134

Preliminary data from Corcept's Phase 1 trial of its lead next-generation selective GR antagonist, CORT125134, show that the compound has the desired effect of reversing the activation of GR by the GR agonist prednisone. These results extend the results of animal models, which show that the compound is active in markers of Cushing's syndrome and other metabolic disorders. Results of the trial will be available in the second quarter.

"We are pleased that CORT125134, which has shown such promise in our in vitro and animal models, has begun to generate positive clinical data," said Dr. Belanoff. "If the rest of the Phase 1 trial results are positive, we plan to advance it to Phase 2 for both Cushing's syndrome and an oncologic indication."

Financial Discussion

The company's fourth quarter net loss in 2014 included non-cash expenses of $2.2 million, compared to $2.4 million for the fourth quarter of 2013. For the full year, net loss in 2014 included non-cash expenses of $8.9 million, compared to $9.6 million in 2013. After adjusting for these non-cash expenses, the company's net loss on a non-GAAP basis was $1.7 million in the fourth quarter of 2014, compared to $8.7 million for the same period in 2013. For the fiscal year ended December 31, 2014, the non-GAAP net loss was $22.5 million compared to $36.4 million for the full year of 2013. A reconciliation from GAAP net loss to non-GAAP net loss is included at the end of this press release.

Corcept's cash balance as of December 31, 2014 was $24.2 million. It was $54.9 million on December 31, 2013.

Operating expenses for the fourth quarter were $12.1 million, compared to $14.1 million for the fourth quarter of 2013. Operating expenses for 2014 were $54.2 million, compared to $51.9 million for 2013.

  Selling, general and administrative (SG&A) expenses in the fourth quarter of 2014 were $8.0 million, compared to $7.5 million for the comparable period in 2013. SG&A expenses were $34.9 million for 2014, compared to $31.2 million for 2013. The increase in 2014 expenses was due to bonuses of $2.5 million awarded to employees and officers in February 2014 and the expansion of our sales force.

  Research and development (R&D) expenses in the fourth quarter of 2014 were $3.8 million, compared to $6.6 million for the comparable period in 2013. R&D expenses were $18.4 million for the full year 2014, compared to $20.5 million for the full year 2013. The fourth quarter and full year decreases were primarily due to discontinuation of our Phase 3 study of mifepristone for the treatment of psychotic depression, offset by increased spending on our Phase 1/2 study of Korlym for the treatment of GR-positive, triple-negative breast cancer and the start of our Phase 1 study of our next-generation selective GR antagonist, CORT125134.

Non-cash expenses included stock-based compensation of $1.4 million in the fourth quarter of 2014 and $1.3 million for the same period in 2013. Stock-based compensation was $5.2 million for each of the full years 2014 and 2013. In addition, the net loss for the fourth quarter and full year of 2014 included $800,000 and $3.7 million, respectively, of accreted interest expense attributed to Corcept's capped royalty financing obligation. We recorded $1.1 million and $4.4 million, respectively, of accreted interest expense for that obligation in the fourth quarter and full year of 2013.

About Korlym®

Korlym competitively blocks the glucocorticoid receptor (GR), one of the two receptors to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2/neu gene -- are not present. Because the tumor cells lack the necessary receptors, treatments that target estrogen, progesterone and HER-2 receptors are ineffective. In 2013, approximately 40,000 women were diagnosed with triple-negative breast cancer. It is estimated that more than half these women's tumor cells expressed GR. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed triple-negative breast cancer patients exists.

About CORT125134

CORT125134 is one of Corcept's next-generation selective GR antagonists. It is a potent, competitive antagonist at GR, but does not have affinity for the progesterone, estrogen, AR androgen or mineralocorticoid receptors. The company has begun a Phase 1 study of the safety and tolerability of CORT125134.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders. Korlym, a first generation competitive GR antagonist, is the company's first FDA-approved medication. The company is conducting a Phase 1/2 trial of mifepristone for the treatment of triple-negative breast cancer, a Phase 1 trial of CORT125134, one of its next-generation selective GR antagonists, and has a portfolio of other proprietary selective GR antagonists that competitively block the effects of cortisol but not progesterone. Corcept owns extensive intellectual property covering the use of GR antagonists, including mifepristone, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents for its selective GR antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net loss and net loss per share that exclude non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We believe that these non-GAAP measures help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net loss and net loss per share we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this press release, other than statements of historical fact, are forward-looking statements. These forward-looking statements, including statements regarding anticipated future net revenues, the timing of clinical trials and clinical trial results and the advancement of clinical trials, are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's Phase 1/2 study of mifepristone in the treatment of triple-negative breast cancer, final results of the Phase 1 study of its next-generation selective GR antagonist, CORT125134, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, which are available at the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

Halaven® is a registered trademark used by Eisai Inc. under license from Eisai R&D Management Co., Ltd.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                 December 31,   December 31,
                                                     2014           2013
                                                -------------  -------------
                                                 (Unaudited)       (Note)

ASSETS:
  Cash and cash equivalents                     $      24,248  $      54,877
  Trade receivables, net                                3,334          1,428
  Inventory                                             5,297          5,546
  Other assets                                          1,751          1,226
                                                -------------  -------------
    Total assets                                $      34,630  $      63,077
                                                -------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                              $       1,886  $       2,381
  Deferred revenue                                         33             25
  Long-term obligation                                 33,887         35,065
  Other liabilities                                     2,212          4,589
  Stockholders' equity (deficit)                       (3,388)        21,017
                                                -------------  -------------
    Total liabilities and stockholders' equity  $      34,630  $      63,077
                                                -------------  -------------

      Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 ------------------------------------------

                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $   9,013  $   4,115  $  26,551  $  10,357

Operating expenses:
  Cost of sales                        258         60        882        143
  Research and development           3,789      6,567     18,372     20,470
  Selling, general and
   administrative                    8,043      7,517     34,916     31,240
                                 ---------  ---------  ---------  ---------
    Total operating expenses        12,090     14,144     54,170     51,853
                                 ---------  ---------  ---------  ---------
Loss from operations                (3,077)   (10,029)   (27,619)   (41,496)

Interest and other expense            (818)    (1,095)    (3,764)    (4,515)
                                 ---------  ---------  ---------  ---------
    Net loss                     $  (3,895) $ (11,124) $ (31,383) $ (46,011)
                                 ---------  ---------  ---------  ---------

Basic and diluted net loss per
 share                           $   (0.04) $   (0.11) $   (0.31) $   (0.46)
                                 ---------  ---------  ---------  ---------

Shares used in computing basic
 and diluted net loss per share    101,270     99,833    100,978     99,819
                                 ---------  ---------  ---------  ---------

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------

                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------

GAAP net loss                    $  (3,895) $ (11,124) $ (31,383) $ (46,011)

Non-cash expenses:
  Stock-based compensation
    Research and development           209        153        723        618
    Selling, general and
     administrative                  1,176      1,160      4,478      4,578
                                 ---------  ---------  ---------  ---------
      Total stock-based
       compensation                  1,385      1,313      5,201      5,196
                                 ---------  ---------  ---------  ---------
  Accretion of interest expense
   related to long-term
   obligation                          804      1,070      3,678      4,410
                                 ---------  ---------  ---------  ---------
    Non-GAAP net loss            $  (1,706) $  (8,741) $ (22,504) $ (36,405)
                                 ---------  ---------  ---------  ---------

GAAP basic and diluted net loss
 per share                       $   (0.04) $   (0.11) $   (0.31) $   (0.46)
                                 ---------  ---------  ---------  ---------

Non-GAAP basic and diluted net
 loss per share as adjusted for
 non-cash expenses               $   (0.02) $   (0.09) $   (0.22) $   (0.36)
                                 ---------  ---------  ---------  ---------

Shares used in computing basic
 and diluted net loss per share    101,270     99,833    100,978     99,819
                                 ---------  ---------  ---------  ---------

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com